CONSENT TO ACT, ETC.


TO:            GO CALL, INC. (the "Corporation")

AND TO:        the shareholders thereof

         I HEREBY CONSENT to act as Chief Executive Officer of the Corporation and to continue to act as a director of the Corporation.


         DATED as of the 29th day of DECEMBER, 1999


                                        /s/ Irving Insik Moon
                                        ----------------------------
                                        IRVING INSIK MOON